Exhibit 10.86


[AROTECH LOGO]                                               Arotech Corporation

                                                        632 Broadway, Suite 1200
                                                        New York, New York 10012
                                     Tel:  (646) 654-2107   Fax:  (646) 654-2187
                                                          http://www.arotech.com
                                           Writer's direct dial: +972-2-990-6612
                                            Writer's direct fax: +972-2-990-6688
                                            Writer's e-mail: ehrlich@arotech.com
Robert S. Ehrlich
Chairman, President and Chief Executive Officer


                                 January 1, 2004


Mr. Edward J. Borey Mukilteo, Washington 98275-1125


Dear Ed:

                            Re: Consulting Agreement
                                --------------------

         The following confirms our understanding with regard to the terms and conditions of your retention by Arotech Corporation (you will hereinafter be referred to as the "Consultant" and Arotech Corporation will hereinafter be referred to as the "Company").

1.       Retention of Consultant; Scope of Duties and Services.

         (a) The Company hereby engages the Consultant and the Consultant hereby accepts such engagement and agrees to provide the Company with the such services as may be requested from time to time with the agreement of the parties hereto. The Consultant agrees that the services provided by him must be satisfactory to and approved by the Company, and that he will promptly remedy any deficiency at no additional cost or expense to the Company.

         (b) The parties hereto agree that the services to be provided by the Consultant hereunder shall be as an independent consultant, and not as employee or agent. The parties further agree that any personnel of, or retained by, the Consultant who perform services hereunder are not and shall not be deemed to employees, agents or representatives of the Company. This Agreement shall not be construed to create the relationship of principal or agent, joint venturers, co-partners or any relationship other than that of independent Consultant and client, and the existence of any such other relationship is hereby expressly denied by the Company and the Consultant. Neither the Consultant nor any of his agents, employees, or representatives shall have any power or authority to bind the Company or to assume or to create any obligation or responsibility, expressed or implied, on behalf of or in the name of the Company.

         (c) The Consultant acknowledges and agrees that he has the sole responsibility to pay any and all taxes due on fees received by him from the Company and to pay or withhold (as appropriate) all applicable social security, income withholding and other payroll or related taxes with respect to his employees, agents and other personnel who may perform services hereunder, and the Consultant shall file or cause to be filed all tax returns and all reports and keep all records which may be required by any law or regulation of the country or countries to whose laws he is subject or any state or municipality or governmental subdivision with respect to his activities and the activities of any of personnel working for him.

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         (d) The Consultant  acknowledges that as a director of the Company,  he owes the Company the highest fiduciary duty, and he will therefore (i) refrain from participating in the discussion or voting in any meeting of the Company's Board of Directors (the "Board") on any issue relating to this agreement or the scope of his consulting work with the Company, including without limitation any discussion of proposed acquisitions by the Company, whether or not such acquisition falls within the scope of his consulting work with the Company, and
(ii) promptly disclose to the Board any conflict of interest or potential conflict of interest that he might have in connection with this Agreement on any other issue that may come before the Board. Furthermore, the Consultant acknowledges that as a result of this Agreement he will not be an "Independent Director" under applicable SEC and Nasdaq regulations and accordingly will be ineligible to sit on the Audit Committee or any other independent committee of the Board.

2.       Term.

         (a) The term of this Agreement shall commence on and as of the date hereof and shall continue for a period of one year unless sooner terminated as hereinafter provided. Notwithstanding the foregoing, all of the rights and remedies of the parties hereto under the terms of this Agreement and in law and in equity shall be preserved even after the termination or expiration of this Agreement.

         (b) This Agreement may be terminated by either party for "cause" immediately following written notice thereof specifying the reasons for such termination. In the event that this Agreement is terminated by the Company for cause, the Consultant shall forfeit all rights to compensation for his services hereunder.

         (c) As used in this Agreement, "cause" shall mean fraud, dishonesty, gross negligence or willful misconduct.

3.       Fees and Expenses; Record Keeping.

         (a) For all services rendered by the Consultant under this Agreement, the Company shall compensate the Consultant as follows:

               o 32,000 shares of the Company's common stock, to be issued at par value, to be held by the Company in escrow and released in 8,000 share installments at the end of each of the next four fiscal quarters;

               o Transaction fees in respect of acquisitions in which the Consultant plays a "critical role" (as determined by the Company in its sole and absolute discretion) in identifying and/or initiating and/or negotiating the transaction in the amount of (i) 1.5% of the value of the transaction up to $10,000,000, plus (ii) 1.0% of the value of the transaction in excess of $10,000,000 and up to $50,000,000, plus, (iii)
                    0.5% of the value of the transaction in excess of $50,000,000, minus (iv) the value of any common stock released from escrow as noted in the preceding paragraph, based on its value on the date of its release from escrow;

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               o    Additional  fees for services  rendered in  connection  with acquisitions not identified or initiated by the Consultant, in amounts to be negotiated on a case-by-case basis between the Consultant and the Company;

provided, however, that the Company shall not be obligated to continue such payments in the event that this Agreement is terminated by the Company for cause (as defined in Section 2(c) above).

         (b) The Consultant will be reimbursed for travel and lodging and other expenses pre-approved by the CEO of the Company. This pre-approval can be in the form of an email from the CEO of the Company to the Consultant upon appropriate e-mail request from the Consultant. The Consultant shall bear and be responsible for all other costs and expenses incurred by him in performing his duties hereunder.

         (c) The Consultant shall maintain complete and accurate accounting records to substantiate any charges for disbursements and any other expenses which are payable by the Company (if any). Such records shall include but not be limited to proper and adequate receipts, time and attendance records, payroll records and job summaries, and the Consultant shall retain such records for a period of three (3) years from the last date of payment hereunder.

4.       Warranties.

         (a) The Consultant warrants that all services provided by him hereunder will be rendered in a competent and professional manner and that such services will conform in all respects to (i) generally-accepted industry and professional standards then applicable to such services and products, (ii) all applicable laws, rules, regulations and professional codes, and (iii) any specifications and requirements applicable to the services and any products contracted for hereunder (including a delivery timetable) which may be set forth in an agreement between the Company and a third party or parties. The Company shall have the right to extend the Consultant's warranties herein to third parties and the Consultant shall be liable thereon to the same extent as if such warranties were originally made to such third parties.

         (b) The warranties contained herein shall survive the termination and expiration of this Agreement regardless of the reasons therefor.

5.       Confidential Information; Return of Materials; Inventions.

         (a) In the course of his retention by the Company hereunder, the Consultant will have access to, and become familiar with, "Confidential Information" (as hereinafter defined) of the Company. The Consultant shall at all times hereinafter maintain in the strictest confidence all such Confidential Information and shall not divulge any Confidential Information to any person, firm or corporation without the prior written consent of the Company. For purposes hereof, "Confidential Information" shall mean all information in any and all medium which is confidential by its nature including, without limitation, data, technology, know-how, inventions, discoveries, designs, processes, formulations, models and/or trade and business secrets relating to any line of business in which the Company's marketing and business plans relating to current, planned or nascent products.

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         (b) The Consultant  shall not use  Confidential  Information for, or in connection with, the development, manufacture or use of any product or for any other purpose whatsoever except as and to the extent necessary for him to perform his obligations under this Agreement.

         (c) Notwithstanding the foregoing, Confidential Information shall not include information which the Consultant can evidence to the Company by appropriate documentation: (i) is in, or enters the public domain otherwise than by reason of breach hereof by the Consultant; (ii) is known by the Consultant at the time of disclosure thereof by the Company; or (iii) is rightfully transmitted or disclosed to the Consultant by a third party which owes no obligation of confidentiality with respect to such information.

         (d) All Confidential Information made available to, or received by, the Consultant shall remain the property of the Company, and no license or other rights in or to the Confidential Information is granted hereby.

         (e) All files, records, documents, drawings, specifications, equipment, and similar items relating to the business of the Company, whether prepared by the Consultant or otherwise coming into his possession, and whether classified as Confidential Information or not, shall remain the exclusive property of the Company. Upon termination or expiration of this Agreement, or upon request by the Company, the Consultant shall promptly turn over to the Company all such files, records, reports, analyses, documents, and other material of any kind concerning the Company which the Consultant obtained, received or prepared pursuant to this Agreement.

         (f) Confidential Information shall not include information brought to the Company by the Consultant, where the Company does not subsequently utilize such information in the ordinary course of its business (including as a result of changes to its business).

         (g) The provisions of this Section shall survive the termination of this Agreement. The Consultant acknowledges that the provisions set forth in this Section of this Agreement are fair and reasonable.

6.       Miscellaneous.

         (a) This Agreement shall inure to the benefit of the Company and its successors and assigns.

         (b) This Agreement shall be subject to, governed by and construed in accordance with, the laws of the State of New York without regard to conflicts of law provisions and principles of that State, and the courts located in Manhattan, New York shall have exclusive jurisdiction of any dispute hereunder.

         (c) This Agreement contains the entire agreement between the Consultant and the Company with respect to all matters relating to the Consultant's retention by the Company and will supersede and replace all prior agreements, written or oral, between the parties relating to the terms or conditions of Consultant's retention.

         (d) Neither the Consultant nor the Company will be deemed to have made any representation, warranty, covenant or agreement except for those expressly set forth herein.

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                                      -5-

[AROTECH LOGO]


If the foregoing satisfactorily reflects the mutual understanding between you and the Company, kindly sign and return to the Company the enclosed copy of this letter. On behalf of the Company, I want to take this opportunity to state that we look forward to our working relationship with you.

                                            Very truly yours,

                                            AROTECH CORPORATION



                                            By:
                                                ----------------------------
                                                Robert S. Ehrlich
                                                Chairman, President and CEO

ACCEPTED AND AGREED:



------------------------------
      Edward J. Borey